

                    CATALINA LIGHTING, INC. AND SUBSIDIARIES

                                  EXHIBIT 11

          SCHEDULE OF COMPUTATION OF PRIMARY EARNINGS (LOSS) PER SHARE


                                                                    THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                                       MARCH 31,                                  MARCH 31,
                                                           ---------------------------------     -------------------------------
                                                              1997                   1996            1997                1996
                                                           -----------            ----------     -----------          ----------
Net income (loss)                                          $(4,988,000)           $  365,000     $(4,966,000)         $  953,000

Add:    Interest on debt assumed to be repaid                        -                 9,000               -              38,000
                                                           -----------            ----------     -----------          ----------
Net income (loss) for primary earnings
      (loss) per common share                              $(4,988,000)           $  374,000     $(4,966,000)         $  991,000
                                                           ===========            ==========     ===========          ==========


Weighted average number of common shares
   outstanding during the period                             7,065,000             6,995,000       7,065,000           6,995,000

 Add:    Common equivalent shares determined
             using the "Modified Treasury Stock"
             method representing shares issuable upon
             exercise of stock options and warrants                  -               796,000               -             808,000
                                                           -----------            ----------     -----------          ----------
Weighted average number of shares used in
   calculation of primary earnings (loss) per share          7,065,000             7,791,000       7,065,000           7,803,000
                                                           ===========            ==========     ===========          ==========

Primary earnings (loss) per common share                   $     (0.71)           $     0.05     $     (0.70)         $     0.13
                                                           ===========            ==========     ===========          ==========



                    CATALINA LIGHTING, INC. AND SUBSIDIARIES

                                  EXHIBIT 11

                                  (Continued)

       SCHEDULE OF COMPUTATION OF FULLY DILUTED EARNINGS (LOSS) PER SHARE



                                                                    THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                                       MARCH 31,                              MARCH 31,
                                                           ---------------------------------     -------------------------------
                                                              1997                   1996            1997                1996
                                                           -----------            ----------     -----------          ----------
Net income (loss)                                          $(4,988,000)           $  365,000     $(4,966,000)         $  953,000

Add:    Interest on debt assumed to be repaid                        -                     -               -               1,000
                                                           -----------            ----------     -----------          ----------
Net income (loss) for primary earnings
      (loss) per common share                              $(4,988,000)           $  365,000     $(4,966,000)         $  954,000
                                                           ===========            ==========     ===========          ==========

Weighted average number of common shares
   outstanding during the period                             7,065,000             6,995,000       7,065,000           6,995,000

 Add:    Common equivalent shares determined
             using the "Modified Treasury Stock"
             method representing shares issuable upon
             exercise of stock options and warrants                  -               826,000               -             808,000
                                                           -----------            ----------     -----------          ----------
Weighted average number of shares used in
   calculation of primary earnings (loss) per share          7,065,000             7,821,000       7,065,000           7,803,000
                                                           ===========            ==========     ===========          ==========

Fully diluted earnings (loss) per common share             $     (0.71)           $     0.05     $     (0.70)         $     0.12
                                                           ===========            ==========     ===========          ==========
